UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2022

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 26, 2022, Cosmos Holdings Inc. (the “Company”) received a non-compliance letter from Nasdaq for its failure to maintain a minimum bid price of $1.00 per share for thirty (30) consecutive business days in accordance with Nasdaq Listing Rule 5550(a)(2). The Company has one hundred eighty (180) calendar days from July 26, 2022 to regain compliance by the closing bid price of the Company’s common stock being at least $1.00 per share for ten (10) consecutive business days. If required, the Company will effect a reverse stock split to regain compliance, however, the Company has no present plans to effect an equity offering. An indicator will be displayed with quotation information related to the Company’s securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 25, 2022, the Company’s Board of Directors approved the Amendment to the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock (the “CoD”). This amendment shall allow holders of Series A Preferred Stock the option to convert any portion of their Series A Preferred Stock into Common Stock of the Company, notwithstanding the current Beneficial Ownership Limitation which was revised. The stockholders of the Company holding at least a majority of the outstanding shares of Series A Preferred Stock of the Company approved the amendment voting separately as a single class pursuant to Section 19 of the CoD. A copy of the amended CoD, filed with the Secretary of State of Nevada on July 29, 2022, is attached to this report as Exhibit 3(i).

Item 8.01 Other Events

On July 25, 2022, the Company’s Board of Directors deemed it advisable and in the best interests of the Company to change the Company’s name to “Cosmos Health, Inc.” to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives. The enhancement with cutting edge technologies for the development of its pharmaceutical and nutraceutical products, through its vertical integrated ecosystem, will enable Cosmos Health to implement its goal of becoming a global healthcare group, committed to human health needs.

The Company has filed a Certificate of Business: Fictitious Firm Name in Nevada, its state of incorporation and an Application to Adopt, Change or Cancel an Assumed Corporate Name in Illinois, the state of its corporate headquarters. A copy of the press release announcing the name change is being furnished as Exhibit 99.1 to this report.

The Company will ask its shareholders at the Company’s next Annual Meeting of Shareholders to approve the name change in order to amend the Company’s Articles of Incorporation.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Item	Description
3(i)	Amendment to the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock.

99.1

Press Release dated July 29, 2022, titled “Cosmos Holdings Announces Name Change to Cosmos Health, Reflecting Company’s Evolution into an Innovative Global Healthcare Group, Driven by One Purpose: Improving People’s Lives.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: July 29, 2022	By:	/s/ George Terzis
George Terzis
Chief Financial Officer

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